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                                                                Exhibit 11.1


                               NATURAL WONDERS, INC.
                         COMPUTATION OF PER SHARE NET LOSS
                               (Shares in thousands)


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                                                         QUARTER ENDED
                                           ---------------------------------------

                                              MAY 2, 1998          MAY 3, 1997
                                           ---------------------------------------

Net loss                                        $(4,576)            $(2,099)
                                                -------             -------
                                                -------             -------
Weighted average common shares
       outstanding                                8,072               7,988

Per share net loss, basic and diluted           $ (0.57)            $ (0.26)
                                                -------             -------

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